UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2006 (May 9, 2006)

CRESTED CORP.
(Exact Name of Company as Specified in its Charter)

Colorado	0-8773	84-0608126
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year, If Changed From Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 ☐ Written communications pursuant to Rule 425 under the Securities Act
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events - New Agreements for Utah Uranium Projects.

Crested Corp. (“Crested”), U.S. Energy Corp. (“USEG”), and Uranium Power Corp. (“UPC”) have added two new projects to their uranium portfolios - the Green River North and the Green River South projects, located in Emery County, Utah. Crested and USEG, and UPC, will hold equal interests in the projects.

Agreements. The Green River South project consists of 428 lode mining claims and five State of Utah mineral leases.

- UPC’s Agreement with Uranium Group. The Green River South project, previously known as the Sahara Property, was optioned by UPC from the Uranium Group (“UG”) pursuant to an Amended and Restated Option and Joint Venture Agreement. Under this agreement, UPC has an option to earn a 70% interest (the “Initial Option”) by making payments to UG of $585,000 and 200,000 shares of UPC stock, and paying $1,365,000 for exploration and development activities, all over the four years ending December 31, 2009. Until the Initial Option is exercised, UPC will be solely responsible for paying property maintenance costs. At any time after UPC has paid the full price for the Initial Option (whether with the last installment on December 31, 2009, or earlier), UPC can earn a further 15% interest (the “Additional Option”) by paying UG an additional $300,000, issuing to UG 400,000 more UPC shares, and spending an additional $700,000 (over the year following exercise of the Additional Option) on exploration and development work.

If the long term price of uranium oxide is below $20.00 per pound for four consecutive weeks in any calendar year, the payments for that year will be reduced by 50% and the balance deferred to the next year. If the uranium oxide price continues below $20.00, (or recovers but then falls below $20.00 in one or more subsequent years) the balance will be deferred to the next year or years after 2010.

After exercise of the Initial Option (and the Additional Option, if exercised), UG, and UPC, will fund programs and budgets in proportion to their interests in the property. A party’s interest will be reduced in proportion to its non-funding of costs. If a party’s interest is reduced to 10% or less, its interest will be converted to either a 10% net profits interest or a 2% gross income royalty.

At such time as the Initial Option is exercised, UPC is required to make available to UG a three year $1 million revolving loan (8% simple interest on outstanding balance) for purposes of UG funding its obligations on the project.

UPC (or its designee) is the manager of the project, and will be entitled to compensation (for reasonable management costs, not for profit) of not more than 10% of direct costs associated with exploration activities, plus not more than 2% of direct costs associated with contract work related to development and mining and the purchase of capital equipment. These percentages are subject to adjustment by the parties.

- Crested/USEG’s Agreement with UPC. UPC, and Crested/USEG have signed an agreement for Crested/USEG to earn one-half of UPC’s rights under the Initial Option, and the Additional Option, in the Green River South project: For the Initial Option, UPC will provide the first $500,000, and Crested/USEG will provide the second $500,000; and UPC and Crested/USEG thereafter equally will fund the remaining $950,000 of exploration and development work. The cash payment, and the exploration and development commitment, for the Additional Option, will be equally funded by UPC, and Crested/USEG. For the UPC stock component on both the Initial Option and the Additional Option, USEG (acting on behalf of itself and Crested) will pay UPC (in cash, UPC stock, or USEG stock) 50% of the lesser of (i) UPC’s stock price at the time the stock is issued by UPC , and (ii) Cdn$1.00 per share.

UPC, UG, and Crested/USEG, will enter into a joint venture agreement for the Green River South project, with terms consistent with UPC’s agreement with UG. UPC’s ownership of its interest in this project is not subject to performance of its obligations under the 2004 Purchase and Sale Agreement (see below).

Green River South Project. Included in this property is the Sahara Mine, which has an historic estimate of approximately 500,000 pounds of uranium oxide (U3O8) with an average grade of 0.23% U3O8 per ton of mineralized material. The Sahara Mine was in minimal production before it was shut down. The material and grade estimate was reported by the previous operator of the property, Energy Fuels Inc. Approximately 450 holes were drilled on the deposit, delineating the first 1,800 feet of the trend. All the logs for this drilling are in the possession of UG.

Regional historic exploration drilling on the Green River South property indicates that a substantial number of targets have already been developed and are available for follow-up drilling, and that the potential for additional discoveries is significant.

The Sahara Mine is approximately 90 miles by paved road from U.S. Energy’s Shootaring Canyon uranium mill.

Green River North Project. The Green River North project consists of 10 lode mining claims owned by U.S. Energy Corp. These claims cover the Deeper Gold deposit with an historic estimate of approximately 650,000 pounds U3O8 with an average grade of 0.23% U3O8 per ton of mineralized material. This estimate was originally developed by U.S. Energy Corp. in December 1985. U.S. Energy Corp. is in possession of logs for approximately 1,300 drill holes covering the Deeper Gold deposit and surrounding areas.

The Deeper Gold deposit is approximately 110 miles by paved road from U.S. Energy’s Shootaring Canyon uranium mill.

The foregoing summary of certain terms of UPC’s Agreement with Uranium Group LLC, and Crested/USEG’s Agreement with UPC, is qualified by reference to the complete agreements filed as exhibits to this Report.

UPC will own a 50% interest in the Green River North project through its participation in the Mining Venture Agreement with USE, consistent with UPC’s 50% participation in the other uranium properties held by that joint venture.

The parties plan to immediately commence the digitization of historic drill logs for the Green River South’s Sahara deposit,, and the Green River North’s Deeper Gold deposit. This likely will be followed by drilling to confirm the historic data, to test disequilibrium, and to follow up on mineralized intersections.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

10.1	Agreement (between UPC and the USE Parties, for the Green River North and Green River South Projects).
10.2	Amended and Restated Option and Joint Venture Agreement - Sahara Mine Property, Emery County, Utah (between UPC and Uranium Group LLC).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTED CORP.

Dated: May 12, 2006	By:	/s/Harold F. Herron
President